Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2026, relating to the financial statements of Telomir Pharmaceuticals, Inc. as of December 31, 2025 and 2024 and for each of two years in the period ended December 31, 2025 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

October 27, 2026